NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
February 7, 2013

2012 OPERATING RESULTS AND INCREASED 2013 GUIDANCE ANNOUNCED
BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 7, 2013 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2012. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)
Revenues	$88,899	$72,959	$331,752	$259,939

Net earnings available to common stockholders	$35,901	$25,874	$121,489	$85,540
Net earnings per common share	$0.32	$0.26	$1.11	$0.96

FFO available to common stockholders	$50,994	$41,038	$193,589	$139,665
FFO per common share	$0.46	$0.42	$1.77	$1.57

Recurring FFO available to common stockholders	$51,088	$40,051	$189,666	$139,258
Recurring FFO per common share	$0.46	$0.41	$1.74	$1.57

AFFO available to common stockholders	$54,164	$42,729	$200,746	$150,815
AFFO per common share	$0.48	$0.43	$1.84	$1.70

•	Portfolio occupancy was 97.9% at December 31, 2012, as compared to 97.9% at September 30, 2012, and 97.4% at December 31, 2011

2012 Highlights:

•	Increased recurring FFO per share 10.8% from $1.57 in 2011 to $1.74 in 2012

•	Dividend yield at December 31, 2012 of 5.0%

•
Dividends per share increased to $1.56 marking the 23rd consecutive year of annual dividend increases - one of only four equity REITs and one of only 104 public companies with 23 or more consecutive annual dividend increases

•	Maintained high occupancy levels at 97.9% with weighted average remaining lease term of 12 years

•	Invested $707.2 million in 232 properties with an aggregate 2,955,000 square feet of gross leasable area

•	Sold 34 properties for $81.1 million producing $11.0 million of gains on sale (not included in FFO)

•	Expanded unsecured bank credit facility to $500 million while extending the term to October 2016 and reducing the interest rate to LIBOR + 117.5 basis points

2012 Highlights (continued):

•	Issued $325.0 million principal amount of 3.80% senior unsecured notes due 2022 generating net proceeds of $317.1 million

•	Paid off $123.2 million principal amount of 3.95% convertible senior notes due 2026 and the remaining $15.5 million principal amount of 3.95% notes were paid off in January 2013.

•	Raised $183.1 million in net proceeds from the issuance of 6,383,942 common shares and $277.6 million from the issuance of preferred equity

•	Over 99% of properties are not encumbered with secured mortgage debt

•	Generated annual total return to shareholders of 24.6% for 2012 and an average annual total return of 13.3% for the past 20 years

•	In January 2013, Fitch Ratings upgraded NNN’s unsecured debt rating to BBB+ and Moody’s Investors Service revised NNN’s rating outlook to positive

Investments and Dispositions for the quarter ended December 31, 2012:

•	Investments:

◦	$254.7 million in property investments, including the acquisition of 108 properties with an aggregate 907,000 square feet of gross leasable area

•	Dispositions:

◦	16 properties with net proceeds of $49.0 million producing $6.5 million of gains on sales (not included in FFO)

National Retail Properties announced an increase in 2013 FFO guidance from a range of $1.77 to $1.81 to a range of $1.81 to $1.85 per share before any impairment expense. 2013 AFFO is estimated to be $1.89 to $1.93 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.09 to $1.13 per share plus $0.72 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: "The continuing strong results in 2012 are testament to the strength of our business model and balance sheet combined with the expertise of our talented associates who make it all happen. Over the past two years, NNN has grown per share results by 20% while improving our balance sheet credit metrics and maintaining very high occupancy levels. These results have perpetuated NNN’s elite 23 year record of increased annual dividends which is the foundation of NNN’s strong total shareholder returns for many years. Finally, 2013 is off to a good start as evidenced by our increased guidance."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2012, the company owned 1,622 properties in 47 states with a gross leasable area of approximately 19.2 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 7, 2013, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-K with the SEC for the year ended December 31, 2012. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the

National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Income Statement Summary

Revenues:
Rental and earned income	$84,385	$68,542	$315,226	$244,618
Real estate expense reimbursement from tenants	3,477	3,055	11,443	9,914
Interest and other income from real estate transactions	428	583	2,410	2,302
Interest income on commercial mortgage residual interests	609	779	2,673	3,105
	88,899	72,959	331,752	259,939

Retail operations:
Revenues	—	11,436	19,008	45,139
Operating expenses	—	(10,920)	(18,543)	(43,096)
Net	—	516	465	2,043

Operating expenses:
General and administrative	8,903	8,554	32,182	28,814
Real estate	4,632	4,849	17,069	16,832
Depreciation and amortization	20,281	15,612	74,140	56,926
Impairment – commercial mortgage residual interests valuation	94	628	2,812	1,024
Impairment losses and other charges, net of recoveries	1,115	(1,615)	8,411	(1,431)
	35,025	28,028	134,614	102,165

Other expenses (revenues):
Interest and other income	(318)	(429)	(2,232)	(1,511)
Interest expense	20,597	19,585	82,502	74,845
	20,279	19,156	80,270	73,334

Gain on disposition of real estate	—	297	—	297
Income tax benefit (expense)	(104)	(521)	7,086	(779)
Equity in earnings of unconsolidated affiliate	—	153	4,074	474

Earnings from continuing operations	33,491	26,220	128,493	86,475

Earnings from discontinued operations	7,156	1,465	13,444	5,941

Earnings including noncontrolling interests	40,647	27,685	141,937	92,416

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	43	(123)	129	(11)
Discontinued operations	(27)	8	(51)	(80)
	16	(115)	78	(91)

Net earnings attributable to NNN	40,663	27,570	142,015	92,325
Series C preferred stock dividends	—	(1,696)	(1,979)	(6,785)
Series D preferred stock dividends	(4,762)	—	(15,449)	—
Excess of redemption value over carrying value of preferred shares redeemed	—	—	(3,098)	—
Net earnings available to common stockholders	$35,901	$25,874	$121,489	$85,540

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Weighted average common shares outstanding:
Basic	109,393	97,605	106,965	88,100
Diluted	112,013	98,671	109,118	88,837

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.26	$0.25	$1.00	$0.90
Discontinued operations	0.07	0.01	0.13	0.06
Net earnings	$0.33	$0.26	$1.13	$0.96

Diluted:
Continuing operations	$0.26	$0.25	$0.99	$0.89
Discontinued operations	0.06	0.01	0.12	0.07
Net earnings	$0.32	$0.26	$1.11	$0.96

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$35,901	$25,874	$121,489	$85,540
Real estate depreciation and amortization:
Continuing operations	20,223	15,239	74,016	52,638
Discontinued operations	111	313	957	1,405
Joint venture real estate depreciation	—	44	112	178
Joint venture gain on disposition of real estate	—	—	(2,341)	—
Gain on disposition of real estate	(6,510)	(432)	(10,956)	(527)
Impairment losses - real estate	1,269	—	10,312	431
Total FFO adjustments	15,093	15,164	72,100	54,125
FFO available to common stockholders	$50,994	$41,038	$193,589	$139,665

FFO per share:
Basic	$0.47	$0.42	$1.81	$1.59
Diluted	$0.46	$0.42	$1.77	$1.57

Recurring Funds from Operations Reconciliation:
Net earnings available to common stockholders	$35,901	$25,874	$121,489	$85,540
Total FFO adjustments	15,093	15,164	72,100	54,125
FFO available to common stockholders	50,994	41,038	193,589	139,665

Excess of redemption value over carrying value of preferred share redemption	—	—	3,098	—
Impairment losses and other charges, net of recoveries	94	(987)	2,614	(407)
Income tax benefit	—	—	(7,671)	—
Joint venture disposition fee and promote income	—	—	(1,964)	—
Total Recurring FFO adjustments	94	(987)	(3,923)	(407)
Recurring FFO available to common stockholders	$51,088	$40,051	$189,666	$139,258

Recurring FFO per share:
Basic	$0.47	$0.41	$1.77	$1.58
Diluted	$0.46	$0.41	$1.74	$1.57

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$35,901	$25,874	$121,489	$85,540
Total FFO adjustments	15,093	15,164	72,100	54,125
Total Recurring FFO adjustments	94	(987)	(3,923)	(407)
Recurring FFO available to common stockholders	51,088	40,051	189,666	139,258

Straight-line accrued rent	160	108	(897)	54
Net capital lease rent adjustment	402	404	1,623	1,595
Below market rent amortization	(627)	(615)	(2,492)	(1,106)
Stock based compensation expense	2,375	2,121	8,131	6,390
Capitalized interest expense	(336)	(366)	(1,540)	(1,213)
Convertible debt interest expense (non-cash portion)	1,102	1,026	4,291	5,837
Joint venture disposition fee and promote income	—	—	1,964	—
Total AFFO adjustments	3,076	2,678	11,080	11,557
AFFO available to common stockholders	$54,164	$42,729	$200,746	$150,815

AFFO per share:
Basic	$0.50	$0.44	$1.88	$1.71
Diluted	$0.48	$0.43	$1.84	$1.70

Other Information:
Percentage rent	$620	$644	$1,192	$1,120
Amortization of debt costs	$78	$351	$2,584	$4,141
Scheduled debt principal amortization (excluding maturities)	$256	$283	$1,187	$1,098
Non-real estate depreciation expense	$62	$27	$143	$168

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations:  NNN classified the revenues and expenses related to leasehold interests which expired and properties which generated revenue and were sold or generated revenue and were held for sale as of December 31, 2012, as discontinued operations. The following is a summary of the earnings from discontinued operations.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues:
Rental and earned income	$1,427	$2,027	$7,504	$9,567
Real estate expense reimbursement from tenants	147	163	527	632
Interest and other income from real estate transactions	5	3	44	47
	1,579	2,193	8,075	10,246

Expenses:
General and administrative	15	11	26	22
Real estate	213	272	997	1,201
Depreciation and amortization	128	336	1,046	1,495
Impairment losses - real estate	154	—	1,901	431
Interest	350	357	1,422	1,382
	860	976	5,392	4,531

Gain on disposition of real estate	6,510	284	10,956	424
Income tax expense	(73)	(36)	(195)	(198)

Earnings from discontinued operations including noncontrolling interests	7,156	1,465	13,444	5,941
Loss (earnings) attributable to noncontrolling interests	(27)	8	(51)	(80)

Earnings from discontinued operations attributable to NNN	$7,129	$1,473	$13,393	$5,861

National Retail Properties, Inc. (in thousands) (unaudited)

	December 31, 2012	December 31, 2011
Balance Sheet Summary

Assets:
Cash and cash equivalents	$2,076	$2,082
Receivables, net of allowance	3,112	2,763
Investment in unconsolidated affiliate	—	4,358
Mortgages, notes and accrued interest receivable	27,770	33,428
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	3,769,817	3,224,288
Accounted for using the direct financing method	23,217	26,518
Real estate held for sale	41,773	36,936
Commercial mortgage residual interests	13,096	15,299
Accrued rental income, net of allowance	25,458	25,187
Other assets	81,707	64,184
Total assets	$3,988,026	$3,435,043

Liabilities:
Line of credit payable	$174,200	$65,600
Mortgages payable, net of unamortized premium	10,602	23,171
Notes payable - convertible, net of unamortized discount	236,500	355,371
Notes payable, net of unamortized discount	1,165,662	894,967
Other liabilities	103,477	92,058
Total liabilities	1,690,441	1,431,167

Stockholders’ equity of NNN	2,296,285	2,002,498
Noncontrolling interests	1,300	1,378
Total equity	2,297,585	2,003,876

Total liabilities and equity	$3,988,026	$3,435,043

Common shares outstanding	111,555	104,755

Gross leasable area, Property Portfolio (square feet)	19,168	16,428

NNN Retail Properties Fund I LLC
(in thousands)
(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

The joint venture sold all 21 convenience store properties it owned in the third quarter of 2012 for approximately $87.5 million. The investors’ $33.3 million total equity investment produced approximately $61.6 million of total cash distributions from operations and net sale proceeds over the life of the joint venture.

	December 31, 2012	December 31, 2011

Assets:
Cash and cash equivalents	$253	$307
Receivables	—	200
Real estate	—	70,911
Other assets	—	402
	$253	$71,820
Liabilities:
Notes payable	$—	$42,700
Other liabilities	228	65
Total liabilities	228	42,765

Members’ equity	25	29,055

Total liabilities and equity	$253	$71,820

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues:
Rental income	$—	$1,565	$4,158	$6,261

Expenses:
General and administrative	—	73	441	332
Real estate	—	4	25	18
Depreciation and amortization	—	339	833	1,444
Interest	—	192	506	1,558
	—	608	1,805	3,352
Gain on disposition of real estate	—	—	15,609	—

Net earnings	$—	$957	$17,962	$2,909

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of December 31,
	Line of Trade	2012(1)	2011 (2)
1.	Convenience stores	19.8%	24.6%
2.	Restaurants - full service	10.7%	9.4%
3.	Automotive service	7.6%	4.9%
4.	Automotive parts	5.6%	6.5%
5.	Restaurants - limited service	5.2%	3.6%
6.	Theaters	4.7%	5.0%
7.	Sporting goods	4.0%	4.8%
8.	Health and fitness	3.7%	2.6%
9.	Wholesale clubs	3.4%	4.0%
10.	Home improvement	3.0%	2.1%
11.	Drug stores	3.0%	3.2%
12.	Consumer electronics	3.0%	3.5%
13.	Recreational vehicle dealers, parts and accessories	2.7%	2.3%
14.	Travel plazas	2.2%	2.5%
15.	Family entertainment centers	2.1%	1.9%
16.	Books	1.8%	2.0%
17.	Grocery	1.7%	2.1%
18.	Home furnishings	1.6%	0.8%
19.	General merchandise	1.5%	1.1%
20.	Financial services	1.4%	1.3%
	Other	11.3%	11.8%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	21.8%	6.	California	4.3%
2.	Florida	9.2%	7.	Indiana	4.2%
3.	Illinois	5.7%	8.	Pennsylvania	3.7%
4.	Georgia	4.7%	9.	Virginia	3.5%
5.	North Carolina	4.7%	10.	Ohio	3.3%

(1)	Based on the annualized base rent for all leases in place as of December 31, 2012.

(2)	Based on the annualized base rent for all leases in place as of December 31, 2011.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (>2.0%)

	Properties	% of Total (1)
Susser	86	5.4%
Pantry	84	5.0%
Mister Car Wash	75	4.8%
7-Eleven	68	4.7%
AMC Theatre	15	3.9%
LA Fitness	16	3.6%
BJ's Wholesale Club	7	3.4%
Best Buy	19	2.9%
Camping World	20	2.7%
Gander Mountain	9	2.5%
Road Ranger	27	2.3%
Pull-A-Part	20	2.3%
Bloomin' Brands (Outback)	34	2.2%
Pep Boys	17	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2013	1.7%	32	566,000	2019	2.9%	46	766,000
2014	2.6%	41	552,000	2020	3.4%	96	905,000
2015	2.3%	33	630,000	2021	4.8%	98	867,000
2016	1.8%	29	523,000	2022	7.5%	93	1,070,000
2017	3.9%	46	1,008,000	2023	3.5%	42	830,000
2018	4.3%	55	1,173,000	Thereafter	61.3%	969	9,624,000

(1)	Based on the annual base rent of $354,836,000, which is the annualized base rent for all leases in place as of December 31, 2012.

(2)	As of December 31, 2012, the weighted average remaining lease term is 12 years.

(3)	Square feet.